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                                                                    EXHIBIT 23.3




                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 25, 1998 relating to the consolidated financial statements of PMT Services Inc. as of and for the year ended July 31, 1997, which appears in the 1999 Annual Report to Shareholders of NOVA Corporation, which is incorporated by reference in NOVA Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated September 25, 1998, relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP
-------------------------------
    PricewaterhouseCoopers LLP
    Nashville, Tennessee
    May 15, 2000